UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): February 3, 1998



                               -------------------



                        AMERICAN STANDARD COMPANIES INC.
             (Exact name of registrant as specified in its charter)



             Delaware                  1-11415                 13-3465896
(State or other jurisdiction of   (Commission File No.)     (I.R.S. Employer
 incorporation or organization)                           Identification No.)


One Centennial Avenue, P.O. Box 6820, Piscataway, NJ 08855-6820
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including area code: (732)980-6000

ITEM 5. Other Events


         By press release dated February 3, 1998, the Company announced its earnings for the quarter and full year ended December 31, 1997, a copy of which press release is filed as an exhibit to this report.


         Information Concerning Forward-Looking Statements. Certain of the statements contained in this report (other than the historical financial data and other statements of historical fact), including, without limitation, statements as to management's expectations and belief are forward-looking statements. Forward-looking statements are made based upon management's expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management. Many important factors could cause actual results to differ materially from management's expectations, including the level of new construction activity in the Company's Air Conditioning Products' and Plumbing Products' markets; the timing of completion and success in the start-up of new production facilities; changes in U. S. or international economic conditions, such as inflation or interest rate fluctuations or recessions in the Company's markets; pricing changes to the Company's products or those of its competitors, and other competitive pressures on pricing and sales; integration of acquired businesses; risks generally relating to the Company's international operations, including governmental, regulatory or political changes; and transactions or other events affecting the need for, timing and extent of the Company's capital expenditures.



ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         ( c ) Exhibits.
                  99.1 Press release dated February 3, 1998.


                                                       SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                AMERICAN STANDARD COMPANIES INC.


                                          By ____/s/ G. Ronald Simon____________
                                                           Name: G. Ronald Simon
                                            Title: Vice President and Controller




DATE: February 6, 1998